Exhibit 12

Ratio of Earnings to Combined Fixed Charges and Preference Dividends

                                                                       December 31,
                                               -------------------------------------------------------------
(DOLLARS IN THOUSANDS)                            2007         2006         2005         2004         2003
                                               ---------    ---------    ---------    ---------    ---------
Interest expense                               $ 245,557    $ 145,779    $  83,420    $  52,327    $  23,919
Amortized capitalized costs related to
  indebtedness                                     3,484        5,431        2,642        3,310        2,245

Preference security dividend requirements of
  consolidated subsidiaries                       25,123       25,123       25,123       22,840       18,897
                                               ---------    ---------    ---------    ---------    ---------

Total fixed charges                            $ 274,164    $ 176,333    $ 111,185    $  78,477    $  45,061
                                               =========    =========    =========    =========    =========

Net income before minority interests           $(478,625)   $(337,497)   $(295,673)   $(143,462)   $  64,498
Add:  Total fixed charges                        274,164      176,333      111,185       78,477       45,061
Less:  Preference security dividend
  requirements of consolidated subsidiaries      (25,123)     (25,123)     (25,123)     (22,840)     (18,897)
                                               ---------    ---------    ---------    ---------    ---------

Earnings                                       $(229,584)   $(186,287)   $(209,611)   $ (87,825)   $  90,662
                                               =========    =========    =========    =========    =========

Ratio of Earnings to Combined Fixed Charges
  and Preference Dividends                      See Note     See Note     See Note     See Note        2.0:1

Shortfall                                      $ 503,748    $ 362,620    $ 320,796    $ 166,302    $      --
                                               =========    =========    =========    =========    =========

For the purposes of computing the ratio of earnings to fixed charges and preference dividends, earnings were calculated using income before minority interests adding back total fixed charges less preference security dividend requirements of consolidated subsidiaries. Fixed charges consist of interest expense, recurring fees and amortization of capitalized costs related to indebtedness and preference security dividend requirements of consolidated subsidiaries.

Earnings were insufficient to cover fixed charges (both as defined in Regulation S-K) in periods shown above due to the inclusion of fixed charges of partnerships that we consolidate in our financial statements in accordance with accounting pronouncements such as FASB Interpretation No. 46(R). The fixed charges of those partnerships are not paid by us and the related debt is non-recourse to us. Likewise, the net losses incurred by those partnerships are allocated to their limited partners that own a majority (or all) of the equity of the partnerships.

A reconciliation of the amounts as defined in Regulation S-K to the fixed charges actually paid by us and our earnings that are allocated to our equity holders results in a positive ratio for all periods and is as follows:

                                                                    Year ended December 31,
                                                -------------------------------------------------------------
(DOLLARS IN THOUSANDS)                             2007         2006         2005         2004         2003
                                                ---------    ---------    ---------    ---------    ---------
Total fixed charges as defined                  $ 274,164    $ 176,333    $ 111,185    $  78,477    $  45,061
Less: interest of consolidated partnerships
  on debt that is non-recourse to the Company    (100,321)     (47,926)     (26,322)     (21,395)          --
                                                ---------    ---------    ---------    ---------    ---------
Total fixed charges as adjusted                 $ 173,843    $ 128,407    $  84,863    $  57,082    $  45,061
                                                =========    =========    =========    =========    =========

Earnings as defined                             $(229,584)   $(186,287)   $(209,611)   $ (87,825)   $  90,662

Allocation of losses incurred by consolidated
  partnerships to the limited partners of
  those partnerships                              398,893      401,377      349,531      219,950           --
                                                ---------    ---------    ---------    ---------    ---------
Earnings as adjusted                            $ 169,309    $ 215,090    $ 139,920    $ 132,125    $  90,662
                                                =========    =========    =========    =========    =========

Ratio of Earnings to Combined Fixed Charges
  and Preference Dividends excluding
  consolidated partnerships                           1.0          1.7          1.6          2.3          2.0
                                                =========    =========    =========    =========    =========


Shortfall                                       $   4,534    $      --    $      --    $      --    $      --
                                                =========    =========    =========    =========    =========